Execution Version

LIMITED FORBEARANCE AGREEMENT TO CREDIT AGREEMENT

This LIMITED FORBEARANCE AGREEMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of June 5, 2020, is among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Subsidiaries of the Borrower (the “Guarantors”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto.
Recitals
A.    WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    WHEREAS, the Borrower has notified the Administrative Agent of the occurrence and continuation, or future occurrence and continuation, of the Defaults and Events of Default specified on Exhibit A hereto (the “Specified Defaults”).
C.    WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto forbear from exercising their rights and remedies under the Loan Documents arising as a result of the occurrence and continuation of the Specified Defaults for a limited period expiring on the Termination Date (as defined below).
D.    WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to further postpone the May 1, 2020 Scheduled Redetermination under the Credit Agreement.
E.    WHEREAS, the Administrative Agent, the Lenders party hereto and the Loan Parties have each agreed, subject to the terms and conditions stated below, to (i) the limited forbearance described herein and (ii) to postpone the May 1, 2020 Scheduled Redetermination.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement.
Section 2    Limited Forbearance; Acknowledgments.
2.1    Forbearance. (a) The Administrative Agent and each Lender party hereto (each on behalf of itself and any of its Affiliates party to any Cash Management Agreement), which Lenders constitute at least the Majority Lenders, hereby agree to forbear during the Forbearance Period (as defined below) from exercising their rights and remedies under the Loan Documents, the Cash Management Agreements and applicable law arising solely as a result of the occurrence or continuance of any of the Specified Defaults, including, the right to exercise set-off rights; provided, that this Agreement (including this Section 2.1) shall not apply to or bind any Lender or Affiliate of a Lender in its respective capacity as a Secured Swap Provider or require a Secured Swap Provider to forbear from any of its rights and

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remedies in respect of a Secured Swap Agreement (whether pursuant to such agreement or applicable law), including any of its rights and remedies thereunder to declare an “Early Termination Date” or its right thereunder to set off any amounts owed thereunder against the Secured Obligations, in each case as a result of the occurrence of a Specified Default. Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Section 3.04(c)(v) therein), each of the parties hereto acknowledge and agree that each Secured Swap Provider shall deliver the proceeds of any unwound Secured Swap Agreement received on and after the Effective Date through and including the Termination Date to the Administrative Agent in order to apply such proceeds to satisfy the Secured Obligations in accordance with Section 10.02(c) of the Credit Agreement.
(b)    This forbearance shall apply only to the Specified Defaults and not to any other Defaults or Events of Default, including without limitation, any other existing Defaults or Events of Default known or not known to the Administrative Agent and the Lenders or the Borrower or any other Loan Party at this time and any Defaults or Events of Default occurring after the date hereof. The Administrative Agent and the Lenders (each on behalf of itself and any of its Affiliates party to any Cash Management Agreement or any Secured Swap Agreement) reserve all of their rights to exercise rights and remedies under the Loan Documents, the Cash Management Agreements and, without limiting the proviso in Section 2.1(a), the Secured Swap Agreements upon the occurrence of any such other Default or Event of Default at any time, including, without limitation, before the expiry or termination of the Forbearance Period. During the Forbearance Period, no Secured Obligations shall bear a default rate of interest pursuant to Section 3.02(c) of the Credit Agreement to the extent attributable to the Specified Defaults.
(c)    As used herein, the term “Forbearance Period” means the period commencing on the date hereof and continuing until the occurrence of the Termination Date.
(d)    Notwithstanding the foregoing, the Borrower agrees that the term of the Forbearance Period shall automatically end (if not earlier expired per the terms of this Agreement) on the Termination Date without any further action to be taken by the Administrative Agent or the Lenders. The “Termination Date” shall mean the first date upon which any of the following events:
(i)    6:00 p.m., Central time, on June 26, 2020, as such date may be further extended in writing (including via electronic mail) by the Administrative Agent and the Majority Lenders;
(ii)    the occurrence of any Default or Event of Default, other than the Specified Defaults;
(iii)    the failure of any Loan Party to comply with any term, condition, or covenant set forth in this Agreement;
(iv)    the failure of any representation or warranty made by a Loan Party under this Agreement to be true and correct in all material respects as of the date when made, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct in all material respects as of such earlier date;
(v)    the repudiation and/or assertion of any defense by any Loan Party or any of their respective Related Parties with respect to this Agreement or any Loan Document or the pursuit of any claim by any Releasing Party against any Releasee;

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(vi)     (A) any amendment, waiver, supplement, or other modification to any employment agreement or employee compensation plan that could (I) increase amounts due thereunder (including, without limitation, with respect to compensation, benefits, reimbursement of liabilities or otherwise) or (II) result in existing or additional amounts due thereunder, including, without limitation, in connection with the addition or modification of any triggering events thereunder, to be payable prior to the date that such amounts would be due pursuant to the terms of such agreement or plan as in effect on the Effective Date, (B) the entry by the Borrower, any other Loan Party or any Subsidiary into any new employment agreement or employee compensation plan, or the payment of any amount contemplated by any employment compensation plan, or the payment of any amount contemplated by any employment agreement or employee compensation plan before the date on which such amount become due and payable pursuant to the terms of the such agreement or plans, as applicable, or (C) the payment of any bonus, incentive, retention, severance, change of control or termination payments pursuant to the terms of such agreements or plans, as applicable, to any officer for purposes of Section 16 of the Exchange Act; and
(vii)     (A) the Borrower or any Subsidiary thereof becomes subject to any involuntary bankruptcy, liquidation, scheme of arrangement, insolvency, foreclosure, enforcement, or similar involuntary creditor-relief proceeding in any court of competent jurisdiction, if such proceeding is not enjoined, stayed, dismissed, withdrawn or otherwise settled or resolved within two (2) Business Days of its filing or commencement, or (B) any creditor or multiple creditors of any Loan Party or Subsidiary thereof is granted the right by a court of competent jurisdiction to exercise rights or remedies (including foreclosure) against assets of any Loan Party having an aggregate value in excess of $500,000, if such grant is not enjoined, stayed, dismissed, withdrawn or otherwise resolved within two (2) Business Days of such grant.
The Forbearance Period shall terminate immediately on the Termination Date and upon such termination nothing in this Agreement or otherwise shall obligate the Administrative Agent and Lenders to forbear from exercising any remedies on account of the Specified Defaults and shall have the immediate right to exercise any and all rights and remedies under the Credit Agreement and the other Loan Documents, including without limitation the right to declare all or any portion of the Secured Obligations to be immediately due and payable.
2.2    Limited Forbearance. There may be Defaults or Events of Default other than the Specified Defaults of which the Administrative Agent and the Lenders are not currently aware. The Loan Parties acknowledge and agree that the Administrative Agent and the Lenders have not provided any forbearance with respect to or waived, and are not in a position at this time to provide any forbearance with respect to or waive, any Defaults or Events of Default (other than the forbearance provided herein with respect to the Specified Defaults) that may exist and any such forbearance or waiver with respect to such other Defaults or Events of Default, if any, shall be granted only by a written instrument executed and delivered in accordance with the provisions of Section 12.02 of the Credit Agreement.
2.3    Acknowledgments.
(a)    The Loan Parties acknowledge and agree that as a result of the Specified Defaults (i) neither the Borrower nor any other Loan Party shall take any action that is prohibited by the Credit Agreement or any other Loan Document during a Default or Event of Default, including, without limitation, for purposes of Section 8.18 of the Credit Agreement, the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and the making of payments under baskets for which compliance is based on any financial

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ratio or measure, (ii) subject to Section 2.1 hereof and the other terms and conditions set forth herein, the Administrative Agent and the Lenders have the immediate right to exercise any and all rights and remedies under the Credit Agreement and the other Loan Documents including, without limitation the right to declare (to the extent not already declared) all or any portion of the Secured Obligations to be immediately due and payable, (iii) any current or any future non-exercise of other rights, remedies, powers and privileges under the Loan Documents with respect to the Specified Defaults or any other Defaults or Events of Default (whether now existing or hereafter occurring) by the Administrative Agent and the other Lenders shall not be, and shall not be construed as, a waiver thereof, and (iv) each Secured Swap Provider has the right to declare an Early Termination Date as a result of an “Event of Default” occurring under and as defined in each of the Secured Swap Agreements; and proceeds of such terminated Secured Swap Agreements are Collateral. Subject to Section 2.1 hereof and the terms and conditions of this Agreement, the Administrative Agent and the Lenders reserve their right to fully invoke any and all of their rights, remedies, powers or privileges under the Credit Agreement and all other Loan Documents, at any time as they deem appropriate in respect of the Specified Defaults or any other Defaults or Events of Default that may now or hereafter exist.
(b)    The parties hereto agree that neither the agreements of the Administrative Agent and the Lenders herein nor the acceptance by the Administrative Agent or the Lenders of any of the payments provided for in the Loan Documents, nor any payment prior to the date hereof (other than a Payment in Full) shall (i) excuse the Borrower or any other Loan Party from the payment or performance of any of their respective Secured Obligations under the Loan Documents, or (ii) toll and suspend the running of any statute of limitations or other time periods applicable to any such rights and remedies, including, without limitation, any grace periods with respect to Defaults under the Loan Documents or otherwise. Each Loan Party agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon the agreements of the Administrative Agent and the Lenders to forbear herein or the acceptance by the Administrative Agent or the Lenders of any of the payments provided for in the Loan Documents or any payment prior to the date hereof.
(c)    The Borrower hereby reconfirms its obligations pursuant to Section 12.03 of the Credit Agreement. The Borrower hereby agrees to pay and reimburse the Administrative Agent for its reasonable costs and expenses pursuant to Section 12.03 of the Credit Agreement (including, without limitation, to pay fees and expenses of (i) Simpson Thacher & Bartlett LLP, (ii) RPA Advisors, LLC and (iii) local, regulatory, and conflict counsel as required thereunder) in connection with this Agreement, any other documents prepared in connection herewith, the transactions contemplated hereby, the administration of the Loan Documents and/or the enforcement or protection of its rights, the Secured Obligations and the preparation for or commencement of a potential proceeding under Bankruptcy Law, in each case promptly upon the receipt by the Borrower of an invoice therefrom, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations.
(d)    The Loan Parties hereby acknowledge and agree that as of the Effective Date the aggregate outstanding principal amount of Revolving Credit Exposures is $97,800,000 plus accrued and unpaid interest, fees, expense and other amounts owing pursuant to the Credit Agreement.
(e)    In connection with any Unwind of Secured Swap Agreements in effect on the Effective Date, the parties hereto acknowledge and agree that there shall be no reduction or adjustment to the Borrowing Base as a result of the Unwind of such Secured Swap Agreements.
Section 3    Amendment. Subject to the occurrence of the Effective Date, the following amendment to the Credit Agreement shall be made:

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3.1    Section 2.07(b) of the Credit Agreement is hereby amended and restated as follows:
The Borrowing Base shall be redetermined on or about June 26, 2020, as such date may be further extended in writing (including via electronic mail) by the Administrative Agent and the Majority Lenders (the “Summer 2020 Redetermination”) and thereafter, semi-annually on or about May 1st and November 1st of each year, in each case in accordance with this Section 2.07 (each such redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank(s) and the Lenders on the date of such applicable redetermination. At any time after the Summer 2020 Redetermination, (i) the Borrower may, by notifying the Administrative Agent thereof, one time between any Scheduled Redetermination, elect to cause the Borrowing Base to be redetermined in accordance with this Section 2.07, and (ii) the Administrative Agent may, or at the direction of the Required Lenders shall, by notifying the Borrower thereof, one time between any Scheduled Redetermination, elect to cause the Borrowing Base to be redetermined (collectively with the Borrower’s right set forth in clause (i), an “Interim Redetermination”) in accordance with this Section 2.07.
3.2    Section 8.01(b) of the Credit Agreement is hereby amended and restated as follows:
Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than (x) 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower commencing with the Fiscal Quarter ending September 30, 2018 (other than the Fiscal Quarter ending March 31, 2020) and (y) with respect to the Fiscal Quarter ending March 31, 2020, June 30, 2020, (i) the unaudited consolidated balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth, in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) to the extent there are any Unrestricted Subsidiaries as of the last day of such Fiscal Quarter, the unaudited balance sheet for the Borrower and its Consolidated Subsidiaries and related statements of operations and cash flows as of the end of and for such Fiscal Quarter which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Unrestricted Subsidiaries, in such form as would be presentable to the auditors of the Borrower.
Section 4    Conditions Precedent to Effective Date. This Agreement shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived) in accordance with the terms herein:
4.1    The Administrative Agent and the Lenders, shall have received reimbursement or payment of all reasonable and documented out-of-pocket expenses (if any) required to be reimbursed or paid by the Borrower under Section 12.03 of the Credit Agreement (including, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, RPA Advisors, LLC and any other advisors to the Administrative Agent in accordance therewith (if any)).

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4.2    The Administrative Agent shall have received from the Borrower, each Guarantor, and the Lenders constituting at least the Majority Lenders, counterparts of this Agreement signed on behalf of such Persons.
4.3    As of the Effective Date, after giving effect to this Agreement, (a) the representations and warranties of each Loan Party set forth in the Credit Agreement (except with respect to Section 7.07(b) of the Credit Agreement, solely in connection with the Specified Defaults) and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such earlier date and (b) no Default or Event of Default has occurred and is continuing other than the Specified Defaults.
Each party hereto hereby authorizes and directs the Administrative Agent to declare this Agreement to be effective (and the Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5    Representations, Warranties and Covenants of Borrower.
5.1    Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement, each Loan Party hereby:
(a)    Represents and warrants that it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement;
(b)    Represents and warrants that the execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate or equivalent and, if required, owner action, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of each Loan Party enforceable against each such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or enforceability thereof generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)    Represents and warrants that the execution, delivery and performance by the Loan Parties of this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated thereby, except any such required filings with the SEC or as have been obtained or made and are in full force and effect and other than those third party approvals or consents which could not reasonably be expected to have a Material Adverse Effect, (ii) will not violate (A) any applicable law or regulation or any order of any Governmental Authority in any material respect or (B) the Organizational Documents of any Loan Party, (iii) will not violate or result in a default under any material indenture, note, credit agreement or other similar instrument binding upon any Group Member or its Properties, or give rise to a right thereunder to require any payment to be made by any Group Member and (iv) will not result in the creation or imposition of any Lien on any Property of any Group Member; and

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(d)     (i) Acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations (including the Secured Obligations) under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities) and agrees that each Loan Document remains in full force and effect as expressly amended hereby without defense, counterclaim or off-set, (iii) certifies to the Lenders, on the Effective Date, as applicable, that, after giving effect to this Agreement and the amendments and transactions occurring on the Effective Date, (A) the representations and warranties of each Loan Party set forth in the Credit Agreement (except with respect to Section 7.07(b) of the Credit Agreement, solely in connection with the Specified Defaults) and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) as of such earlier date and (B) no Default or Event of Default other than a Specified Default has occurred and is continuing and (iv) acknowledges that it is a party to certain Security Instruments securing the Secured Obligations and agrees that according to their terms the Security Instruments to which it is a party will continue in full force and effect to secure the Secured Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified and the Lenders’ security interests in the Collateral (which includes the proceeds of any terminated Secured Swap Agreement) continue to be valid, binding, and enforceable first-priority properly perfected security interests that secure the Secured Obligations (provided that Liens permitted by Section 9.03 may exist).
5.2    Covenants. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement, each of the Loan Parties hereby covenants and agrees with the Administrative Agent and the Lenders as follows:
(a)    Cooperation. The Loan Parties shall cooperate fully with the Administrative Agent in connection with any of their ongoing restructuring efforts including, without limitation, providing all information and documents reasonably requested by the Administrative Agent (or Lenders acting through the Administrative Agent) in connection therewith and by holding a weekly telephonic update meeting (unless otherwise agreed to by the Administrative Agent in its sole discretion), and providing each of the Administrative Agent (for the benefit of the Lenders) and their respective agents, consultants and advisors, at any time during normal business hours, upon reasonable notice, reasonable access to its employees, management, advisors, consultants and legal counsel (including, without limitation, Simpson Thacher & Bartlett LLP and RPA Advisors, LLC). Anything to the contrary contained herein notwithstanding, including the immediately preceding sentence, (i) none of the Loan Parties, nor any officer, employee or advisor thereof shall be required to provide any information which is subject to any binding confidentiality agreement which has not been entered for the express purpose of limiting disclosure to the Administrative Agent or the Lenders and (ii) none of the Loan Parties waive any right to attorney-client privilege and the attorney(s) of each Loan Party shall not be required to provide the Administrative Agent and the Lenders and their respective agents, consultants and advisors with any information subject to attorney-client privilege or consisting of attorney work product or the subject of a binding confidentiality agreement that prohibits such disclosure and that has not been entered for the express purpose of limiting disclosure to the Administrative Agent or the Lenders (collectively, the “Disclosure Exception”).
(b)    Prepayments of Indebtedness or making of a Restricted Payment. Anything to the contrary in Article IX of the Credit Agreement notwithstanding, no payment, distribution, Restricted Payment, Redemption or otherwise of any kind or character shall be made by or on behalf of any Loan Party other

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than (i) with respect to the Loans and/or (ii) pursuant to the Budget or as otherwise may be agreed with the consent of the Majority Lenders.
(c)    Dispositions. Anything to the contrary in Article IX of the Credit Agreement notwithstanding, no Loan Party nor any Restricted Subsidiary of any Loan Party shall undertake any Disposition, transaction, sale, conveyance or otherwise under Sections 9.10, 9.11 (excluding Section 9.11(a), (g), and (l)), 9.12, in each case of the Credit Agreement, except as otherwise may be agreed with the consent of the Majority Lenders.
(d)    Material Contract. The Loan Parties will promptly, and in any event within one (1) Business Day, provide notice to the Administrative Agent of the occurrence of any default or event of default (or equivalent concept thereunder) where a Loan Party is the defaulting party under, or the pursuit of any remedies against any Loan Party in connection with, any Material Contract (including termination thereof). “Material Contract” means, individually or collectively as the context requires, any contract or agreement of any Loan Party resulting (or projected to result) in such Loan Party receiving revenue or other consideration or incurring liabilities in excess of $1,000,000 during any 12 month period.
(e)    Vendor Payments. The Loan Parties will deliver to the Administrative Agent, by no later than 5:00 p.m. Central Time on June 12, 2020 and each date occurring at one-week intervals thereafter, a report in form and substance reasonably satisfactory to the Administrative Agent, setting forth all payments made to any vendor during the prior one-week period with respect to such vendor’s claims in respect of their Oil and Gas Properties, delivered electronically in a text formatted file acceptable to the Administrative Agent.
(f)    Litigation. The Loan Parties will (A) promptly, and in any event within one (1) Business Day, provide the Administrative agent with notice of the occurrence of any ruling, decision or other development with respect of any material litigation of the Loan Parties and (B) provide notice to the Administrative Agent prior to entering into or filing a joint stipulation in respect of a settlement with respect to any material litigation of the Loan Parties.
(g)    Creditor Remedies. The Loan Parties will promptly, and in any event within one (1) Business Day, provide the Administrative Agent with notice of the exercise of rights and remedies (including foreclosure) by any creditor or multiple creditors against any assets of a Loan Party having an aggregate value in excess of $100,000.
Section 6    Miscellaneous.
6.1    Limitation of Waivers. The amendment contained herein, shall not be an agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist or which may occur in the future under the Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) except as set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this Agreement shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations. Nothing herein

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shall be deemed to entitle Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. No Lender has waived (regardless of any delay in exercising such rights and remedies) any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof, and, except as expressly set forth in this Agreement, no Lender has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.
6.2    Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the Effective Date.
6.3    Acknowledgment. Each Loan Party acknowledges that the Lenders have not made any assurances concerning (a) any possibility of an extension of the Forbearance Period, (b) the manner in which or whether the Specified Defaults may be resolved or (c) any additional forbearance, waiver, restructuring or other accommodations.
6.4    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower and its Subsidiaries, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
6.5    No Oral Agreement. This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreement and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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6.6    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
6.7    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
6.8    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
6.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 12.04 of the Credit Agreement.
6.10    Loan Documents. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Credit Agreement as modified hereby. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The breach by the Borrower or any other Loan Party of any representation, warranty, covenant or agreement in this Agreement, including without limitation any covenants set forth in Section 3.2 hereof, shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
6.11    Amendments. Any agreement to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Borrower, the Administrative Agent and the Majority Lenders.
6.12    Notice. Execution and delivery of this Agreement by the Borrower shall satisfy the Borrower’s obligations pursuant to Section 8.02(a) of the Credit Agreement with respect to the Specified Defaults.
6.13    GENERAL RELEASE.
(a)    AS PART OF THE CONSIDERATION FOR THE LENDERS’ AND THE ADMINISTRATIVE AGENT’S EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND

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OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY LENDER OR THE ADMINISTRATIVE AGENT OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”). EACH LOAN PARTY FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 6.13. IN ENTERING INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF.
(b)    THE PROVISIONS OF THIS SECTION 6.13 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OR PREPAYMENT OF ANY OF THE LOANS, OR THE TERMINATION OF THE CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.
(c)    EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer
GUARANTORS:	BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
IMPETRO OPERATING LLC
LILIS OPERATING COMPANY, LLC
IMPETRO RESOURCES, LLC

Each By:/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Executive Officer, President and Chief Financial Officer

[Forbearance Agreement to Second Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent, and a Lender

By:        /s/ Melissa Guzmann
Name:    Melissa Guzmann
Title:    Director

[Forbearance Agreement to Second Amended and Restated Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender
By:    /s/ Michael P. Robinson
Name:    Michael P. Robinson
Title:    Vice President

[Forbearance Agreement to Second Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Lender

By:    /s/ Megan Kane
Name:    Megan Kane
Title:    Authorized Signatory

By:    /s/ Didier Siffer
Name:    Didier Siffer
Title:    Authorized Signatory

[Forbearance Agreement to Second Amended and Restated Credit Agreement]

Exhibit A
Specified Defaults

1.	An Event of Default arising under Section 10.01(a) of the Credit Agreement as a result of the failure to make the Borrowing Base Deficiency payment due June 5, 2020.

2.
A Default arising under Section 10.01(e) of the Credit Agreement as a result of the failure by the Borrower to observe Section 8.01(b) and (c) of the Credit Agreement in connection with the financial statements and Compliance Certificate required to be delivered for the Fiscal Quarter ended March 31, 2020.

3.
An Event of Default arising under Section 10.01(d) of the Credit Agreement as a result of the failure by the Borrower to satisfy Section 9.01(a) of the Credit Agreement as of the fiscal quarter ended March 31, 2020.

4.
An Event of Default arising under Section 10.01(d) of the Credit Agreement as a result of the failure by the Borrower to satisfy Section 9.01(b) of the Credit Agreement as of the fiscal quarter ended March 31, 2020.

5.
An Event of Default arising under Section 10.01(d) of the Credit Agreement as a result of the failure by the Borrower to observe (i) Section 9.02 of the Credit Agreement in connection with certain Indebtedness of the Borrower and (ii) Section 9.03 of the Credit Agreement in connection with certain Liens with respect thereto, in each case as set forth in the Responsible Officer’s certificate delivered to the Administrative Agent and the Lenders as of the date hereof.

6.
An Event of Default, arising under 10.01(d) of the Credit Agreement resulting from any failure of the Borrower to provide the Administrative Agent or the Lenders written notice of any Event of Default otherwise set forth on this Exhibit A.

7.	An Event of Default, if any, arising under 10.01(c) of the Credit Agreement, solely as a result of the occurrence and continuation of any of the other Specified Defaults set forth on this Exhibit A.

Exhibit A
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